Exhibit 99.1

Starry Sea Acquisition Corp Announces the Separate Trading of its Ordinary Shares and Rights

NEW YORK, October 1, 2025 – Starry Sea Acquisition Corp (the “Company”) announced today that, commencing October 2, 2025, holders of the Company’s units sold in the Company’s initial public offering of 5,750,000 units (“Units”) may commence separate trading of the underlying component securities. Each Unit consists of one ordinary share, par value $0.0001 per ordinary share (“Share”), and one right to receive one-sixth (1/6th) of one Share upon the consummation of the Company’s initial business combination (“Right”). Those units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SSEAU.”

The Shares and the Rights that are separated will trade on Nasdaq under the symbols “SSEA” and “SSEAR” respectively. Holders of units will need to have their securities brokers contact Transhare Corporation at 17755 US Hwy 19 N, Clearwater, FL 33764, the Company’s transfer agent, in order to separate the Units into Shares and Rights.

The Units were initially offered by the Company in an underwritten offering through A.G.P./Alliance Global Partners. A registration statement on form S-1 relating to these securities (File Number 333-287976) was declared effective by the Securities and Exchange Commission on August 7, 2025. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

Starry Sea Acquisition Corp

Starry Sea Acquisition Corp is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including those with respect to the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

For further information, please contact:

Kong Wai Yap | Chief Financial Officer

Email: yapkongwai@starryseacorp.com